UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 901-0315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Lipella Pharmaceuticals Inc. (the “Company”) on November 28, 2023 with the U.S. Securities Exchange Commission (“SEC”), on November 21, 2023, the Company received a communication from The Nasdaq Stock Market LLC (“Nasdaq”) regarding the Company’s compliance with the Nasdaq requirement to maintain a minimum of $2.5 million in stockholders’ equity for continued listing, as required under Nasdaq Listing Rule 5550(b)(1) (the “Minimum Equity Rule”).

As previously disclosed in the Company’s Current Report on Form 8-K, filed on October 26, 2023 with the SEC, on October 23, 2023, the Company entered into a securities purchase agreement with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of pre-funded common stock purchase warrants (“Pre-Funded Warrants”) to purchase up to 1,315,790 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an exercise price of $0.001 per share, and common stock purchase warrants (the “Warrants”) to purchase up to 1,315,790 shares of Common Stock, with an exercise price of $1.40 per share. The Warrants are exercisable immediately upon issuance and for three years thereafter. The combined purchase price for one Pre-Funded Warrant and one accompanying Warrant was $1.519. The closing of the Private Placement occurred on October 25, 2023, and the Company received gross proceeds of approximately $2.0 million, before deducting placement agent fees and expenses and offering expenses payable by the Company. Net proceeds from the Private Placement were approximately $1.7 million.

After giving effect to the Private Placement, the Company’s stockholders’ equity, on an as-adjusted basis, as of September 30, 2023 and October 31, 2023 was approximately $3.9 million and approximately $3.8, respectively. As a result of the Private Placement, which was completed after September 30, 2023, but prior to the Company filing its Quarterly Report on Form 10-Q for the period ended September 30, 2023, which was filed with the SEC on November 14, 2023, the Company believes that as of the date of the Private Placement and this Current Report on Form 8-K (this “Form 8-K”), it has maintained compliance with the Minimum Equity Rule and is not subject to delisting pursuant to such rule.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Equity Rule. The Company also intends to continuously monitor its stockholder equity and the closing bid price for its Common Stock. However, there can be no assurance that the Company will be able to demonstrate compliance with the Minimum Equity Rule in the future, even if it maintains compliance with the other Nasdaq listing requirements, or that Nasdaq will grant the Company any extension of time to regain compliance with any such Nasdaq listing requirements.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with the Minimum Equity Rule, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer

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